UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the

Securities and Exchange Act Of 1934

June 22, 2012 Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Morris Corporate Center III 400 Interpace Parkway Parsippany, New Jersey		07054
(Address of principal executive offices)		(Zip Code)

(862) 261-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2012, Watson Pharmaceuticals, Inc. (the “Company”), Bank of America, N.A., as Administrative Agent and a syndicate of banks participating as lenders entered into a senior unsecured Term Loan Credit Agreement (the “Credit Agreement”) pursuant to which the lenders party to the agreement will provide the Company with a senior unsecured term facility in an aggregate amount not to exceed $1,800,000,000. The proceeds from borrowings under the credit facility may be used only (i) to finance, in part, if consummated, the Company’s proposed acquisition (the “Acquisition”) of the Actavis Group (as described in the Company’s Current Report on Form 8-K filed on April 30, 2012) and all the rights in certain indebtedness of the Actavis Group, and (ii) to pay fees and expenses incurred in connection with the Acquisition and related financing transactions.

Borrowings under the Credit Agreement are subject to several conditions, including (i) no “Target Material Adverse Effect” having occurred (as defined in the Credit Agreement), (ii) receipt of certain financial statements as more fully set forth in the Credit Agreement, (iii) receipt of customary closing documents and (iv) other customary closing conditions more fully set forth in the Credit Agreement.

The Credit Agreement has several customary provisions, including:

Interest Rates. Borrowings under the Credit Agreement will bear interest at the Company’s choice of a per annum rate equal to either a base rate or Eurodollar rate, plus an applicable margin. The base rate is the higher of (a) the Federal Funds Rate plus 0.50%, (b) the prime rate as publicly announced by the Administrative Agent or (c) the one-month London Interbank Offered Rate plus 1.00%. The applicable margin is a percentage determined in accordance with a pricing grid based on the Company’s credit rating and is initially set at 0.50% for base rate loans and 1.50% for Eurodollar rate loans.

Maturity and Amortization. Borrowings under the Credit Agreement will mature on the fifth anniversary of the closing date of the Acquisition. The outstanding principal amount under the Credit Agreement is payable in equal quarterly amounts of 2.50% per quarter prior to the fifth anniversary of the closing date (beginning with the quarter ending March 31, 2013) of the Acquisition, with the remaining balance payable on the maturity date.

Financial Covenants. The Credit Agreement contains financial covenants that are substantially similar to those in the Company’s revolving credit agreement.

Events of Default. The Credit Agreement contains standard events of default (the occurrence of which may trigger an acceleration of amounts outstanding under the credit facilities).

The Credit Agreement became effective in accordance with its terms on June 22, 2012.

The foregoing description is qualified in its entirety by reference to the text of the Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained under Item 1.01 are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Term Loan Credit Agreement by and among Watson Pharmaceuticals, Inc., Bank of America, N.A., as Administrative Agent, and the lenders party thereto, dated June 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATSON PHARMACEUTICALS, INC.

Dated: June 26, 2012	By:	/s/ David Buchen
David Buchen
Chief Legal Officer - Global

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Credit Agreement by and among Watson Pharmaceuticals, Inc., Bank of America, N.A., as Administrative Agent, and the lenders party thereto, dated June 22, 2012.